Exhibit 10.4

EXCHANGE AND ACQUISITION AGREEMENT

BY AND AMONG

ROYAL STYLE DESIGN, INC.

AND

FREGAT LTD.

Dated DECEMBER 31, 2009

THIS EXCHANGE AGREEMENT (the "Agreement"), is made and entered into as of December 31, 2009, by and among Royal Style Design, Inc., a Florida corporation ("RSD"), and Fregat Ltd, a limited company formed under the laws of Russia  ("FREGAT”), and the owners of FREGAT set forth on the signature pages to this Agreement (collectively, the "FREGAT Owners" or “Owners”), with respect to the following facts:

RECITALS

A.          The FREGAT Owners own 100% of the issued and outstanding ownership interests (“Interests”) in FREGAT as set forth opposite their respective names on Schedule I to this Agreement.

B.           RSD desires to acquire from the FREGAT Owners, and the FREGAT Owners desire to sell and transfer to RSD, all of the FREGAT Interests owned by them on the Closing Date in exchange for the issuance and delivery by RSD of shares of Common Stock,  par value $.001 per share, of RSD ("Common Stock"), as set forth in Schedule I hereto, on the terms and conditions set forth below (the "Exchange"); and

C.           The Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act and under the applicable securities laws of each state or jurisdiction where Owners of the Company reside.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 The Exchange.

On the terms and subject to the conditions of this Agreement, on the Closing Date, RSD shall issue and deliver to each of the FREGAT Owners such number of shares of Common Stock as is set forth opposite such FREGAT Owner name on Schedule I hereto, and each such FREGAT Owner shall sell, transfer and deliver to RSD, the number of issued and outstanding FREGAT Interests set forth opposite such FREGAT Owner's name on Schedule I hereto along with a duly executed assignment endorsed in favor of RSD or the FREGAT Acquisition Subsidiary, as specified by RSD.

ARTICLE II

THE CLOSING

Section 2.1 Closing Date.

The closing of the Exchange and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FREGAT at 11:00 AM on  December  31, 2009, or at such other location, date and time as RSD and FREGAT may agree. The time and date upon which the Closing actually occurs being referred to herein as the "Closing Date".

Section 2.2 Transactions at Closing.

At the Closing, the following transactions shall take place and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) RSD shall deliver the following documents:

(i) Validly executed stock certificates corresponding to the Common Stock issued in the name of the FREGAT Owners in the amounts set forth in Schedule I;

(ii) Certificate of good standing from the Secretary of State of the State of Florida, dated at or about the Closing Date, to the effect that RSD is in good standing under the laws of said state;

(iii) Certified copy of the Certificate of Incorporation of RSD, as certified by the Secretary of State of the State of Florida at or about the Closing Date;

(iv) An officer's certificate duly executed by RSD's chief executive officer to the effect that the conditions set forth in Section 7.1(a) below have been satisfied, dated as of the date of the Closing; and

(v) Such other documents and instruments as FREGAT may reasonably request.

(b) FREGAT shall deliver or cause to be delivered the following documents and/or shall take the following actions:

(i) FREGAT shall deliver to RSD Interest certificates in the name of, or assigned to, RSD or the FREGAT Acquisition Subsidiary, as specified by RSD, in respect of all FREGAT Interests and shall register FREGAT Interests in the name of RSD or the FREGAT Acquisition Subsidiary, as the case may be, in the Owners register of FREGAT;

(ii) Certificate of good standing from the Secretary of Russian Corporations, dated at or about the Closing Date, to the effect that FREGAT is a corporation organized and in good standing under the laws of said jurisdiction;

(iii) Certified copy of the Certificate of Incorporation of FREGAT, as amended to the Closing Date;

(iv) An officer's certificate duly executed by FREGAT 's chief executive officer to the effect that the conditions set forth in Section7.2(a) below have been satisfied, dated as of the date of the Closing;

(v) An officer's certificate duly executed by FREGAT 's Chief Executive Officer and Secretary certifying that the attached ownership register of FREGAT is an accurate and complete ownership register of FREGAT as of the Closing Date; and

(vi) Such other documents and instruments as RSD may reasonably request, including documents evidencing such resignations from and appointments to the governing body of FREGAT, effective the Closing Date, as are set forth in Schedule II hereto.

(c) The FREGAT Owners shall deliver the following documents:

(i) to RSD, duly executed assignments effecting the immediate and unconditional sale, assignment and irrevocable transfer of FREGAT Interests to RSD or the FREGAT Acquisition Subsidiary, as specified by RSD, free and clear of any liens, or any other third party rights of any kind and nature, whether voluntarily incurred or arising by operation of law; and

(ii) to FREGAT, as agent for RSD, all certificates in respect of FREGAT Interests.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RSD

RSD hereby makes the following representations and warranties to FREGAT and each FREGAT Owner:

Section 3.1 Organization and Qualification.

RSD is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. RSD is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect. RSD has no subsidiaries and is not a participant in any joint venture, partnership, or similar arrangement.

Section 3.2 Authorization.

RSD has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 3.3 Validity and Effect of Agreement.

This Agreement has been duly and validly executed and delivered by RSD and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of RSD in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 3.4 No Conflict.

Neither the execution and delivery of this Agreement by RSD nor the performance by such parties of their respective obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with RSD's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to RSD or any of the properties or assets of RSD; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of RSD and/or affect any of the obligations hereunder, or result in the creation or imposition of any Lien upon any properties, assets or business of RSD under, any Contract or any order, judgment or decree to which RSD is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

Section 3.5 Required Filings and Consents.

The execution and delivery of this Agreement by RSD does not, and the performance of this Agreement by RSD will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to RSD except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("Blue Sky Laws"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on RSD, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.6 Capitalization.

The authorized capital stock of RSD consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 92,735,800 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are outstanding. Except for the transactions contemplated by this Agreement, there are no other share capital, pre-emptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from RSD any shares of capital stock of RSD and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of RSD or under which RSD is, or may become, obligated to issue any of its securities. All shares of capital stock of RSD outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of pre-emptive rights. As of the Closing Date (as defined herein), there will be no more than 92,735,800 shares of Common Stock issued or outstanding prior to the Exchange.

Section 3.7 Status of Common Stock.

The Common Stock, when issued and allotted at the Closing in exchange for FREGAT Interests, will be duly authorized, validly issued, fully paid, non-assessable, and free of any pre-emptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in RSD's charter and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the FREGAT Owners, in RSD's stockholders ledger.

Section 3.8 Litigation.

There is no Action pending or threatened against RSD that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against RSD, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 3.9 Books and Records.

The books and records, financial and others, of RSD are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

Section 3.10 Insurance.

RSD has no insurable properties and RSD does not maintain any insurance covering its assets, business, equipment, properties, operations, employees, officers, or directors. To RSD's knowledge since inception there has not been any damage, destruction or loss, which could have been deemed as an "Insurance Event".

Section 3.11 Compliance.

RSD is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. RSD has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. RSD does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

Section 3.12 Absence of Certain Changes.

Since December 1, 2009, except as expressly permitted or required by this Agreement or with the consent of FREGAT, RSD has not:

(a) sold or otherwise issued any shares of capital stock;

(b) acquired any assets or incurred any Liabilities;

(c) amended its certificate of incorporation or bylaws;

(d) waived any rights of value which in the aggregate are extraordinary or material considering the business of RSD;

(e) made any material change in its method of management, operation or accounting;

(f) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(g) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date;

(h) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

(i) become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of RSD or become subject to any change or development in, or effect on, RSD that has or could reasonably be expected to have a Material Adverse Effect; or

(j) entered into any agreement to take any action described in clauses (a) through (i) above

Section 3.13 Previous Sales of Securities.

Since inception, RSD has sold Common Stock to investors only in reliance upon applicable exemptions from the registration requirements under any applicable law including the laws of the United States and any applicable states and all such sales were made in accordance with the laws of said jurisdictions.

Section 3.14 Principals of RSD.

During the past five years, no officer or director of RSD has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 3.15 Brokers and Finders.

Neither RSD, nor any of its respective officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which RSD has or could have any liability.

Section 3.16 Disclosure.

As of the Closing Date, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of RSD and/or its subsidiaries that has not been disclosed in writing to FREGAT and/or the FREGAT Owners by RSD. No representation or warranty of RSD in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FREGAT

FREGAT hereby makes the following representations and warranties to RSD:

Section 4.1 Organization and Qualification.

FREGAT is duly organized and validly existing under the laws of the Country of Russia, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. FREGAT is duly qualified as a foreign corporation to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have a Material Adverse Effect.

Section 4.2 Authorization; Validity and Effect of Agreement.

FREGAT has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange. This Agreement has been duly and validly executed and delivered by FREGAT and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of FREGAT, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 4.3 No Conflict.

Neither the execution and delivery of this Agreement by FREGAT nor the performance by FREGAT of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with FREGAT 's organization or governing documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to FREGAT or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of FREGAT, or result in the creation or imposition of any Lien upon any properties, assets or business of FREGAT under, any Material Contract or any order, judgment or decree to which FREGAT is a party or by which it or any of its assets or Properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

Section 4.4 Required Filings and Consents.

The execution and delivery of this Agreement by FREGAT do not, and the performance of this Agreement by FREGAT will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to FREGAT, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FREGAT, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.5 Capitalization.

All FREGAT Interests outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of pre-emptive rights.

Section 4.6 Financial Statements.

FREGAT has previously furnished to RSD true and complete copies of its balance sheets as of September 30, 2009 and December 31, 2008, and its related statements of operations for the periods ended September 30, 2009, and December 31, 2008 (all of such financial statements of FREGAT collectively, the “FREGAT Financial Statements"). The FREGAT Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of FREGAT at the date or for the period set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein). The FREGAT Financial Statements have been prepared from and in accordance with the books and records of FREGAT and its subsidiaries, as applicable.

Section 4.7 No Undisclosed Liabilities.

Except as disclosed in the FREGAT Financial Statements, FREGAT has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and to the Knowledge of FREGAT, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

Section 4.8 Properties and Assets.

FREGAT has good and marketable title to, valid leasehold interests in, or the legal right to use, all of the assets, properties and leasehold interests reflected in the most recent FREGAT Financial Statements, except for those sold or otherwise disposed of since the date of such FREGAT Financial Statements in the ordinary course of business consistent with past practice.

Section 4.9 Litigation.

There is no Action pending or threatened against FREGAT that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against FREGAT, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.10 Taxes.

FREGAT has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and FREGAT has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to FREGAT 's Knowledge, against FREGAT or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon FREGAT 's assets.

Section 4.11 Compliance.

To FREGAT 's Knowledge, FREGAT is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. FREGAT has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. To FREGAT 's Knowledge, FREGAT holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.12 Absence of Certain Changes.

Since the date of the most recent FREGAT Financial Statements,
(a)         there has been no change or development in, or effect on, FREGAT that has or could reasonably be expected to have a Material Adverse Effect,
(b)         FREGAT has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business,
(c)         FREGAT has not paid any dividends or distributed any of its assets to any of its Owners,
(d)         FREGAT has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business,
(e)         FREGAT has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and
(f)          FREGAT has not entered into any agreement to take any action described in clauses (a) through (e) above.

Section 4.13 Principals of FREGAT.

During the past five years, no officer or director of FREGAT has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action) to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF FREGAT OWNERS

Each FREGAT Owner, severally and not jointly, hereby make the following representations and warranties to FREGAT and RSD:

Section 5.1 Authority and Validity.

Each FREGAT Owner has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 5.2 Validity.

Upon the execution and delivery of each other document to which each FREGAT Owner is a party (assuming due execution and delivery by each other party thereto) each such other document will be the legal, valid and binding obligations of such FREGAT Owner, enforceable against such FREGAT Owner in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 5.3 No Breach or Violation.

The execution, delivery and performance by each FREGAT Owner of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or bylaws of such FREGAT Owner, if applicable, or (ii) any agreement to which such FREGAT Owner is a party, or by which such FREGAT Owner or such FREGAT Owner's Assets are bound or affected.

Section 5.4 Consents and Approvals.

No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by each FREGAT Owner in connection with the execution, delivery and performance by such FREGAT Owner of this Agreement or any other document to which it is a party or for the consummation by such FREGAT Owner of the transactions contemplated hereby or thereby.

Section 5.5 Title.

FREGAT Interests to be delivered by each FREGAT Owner in connection with the transactions contemplated herein are, and at the Closing will be owned, of record and beneficially, solely by such FREGAT Owner, free and clear of any Lien and represent such FREGAT Owner's entire ownership interest in FREGAT

Section 5.6 Investor Status.

No FREGAT Owner is a U.S. Person and nor is acquiring the RSD Common Stock for the account of any U.S. Person, (ii) if a corporation, it is not organized or incorporated under the laws of the United States; (iii) if a corporation, no director or executive officer is a national or citizen of the United States; and (iv) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S. If a resident of the United States, the FREGAT Owner represents that he or she is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.  Each FREGAT Owner represents and warrants that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment in RSD.  Each FREGAT Owner has the financial ability to bear the economic risks of his or her entire investment in RSD for an indefinite period, would be able to sustain a complete loss of his or her investment, and has no need for liquidity with respect to his or her investment in RSD.

Section 5.7 Investment Intent.

The shares of Common Stock are being acquired by each FREGAT Owner for each FREGAT Owner's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and each FREGAT Owner has no present intention of selling, granting any participation in or otherwise distributing the same. Each FREGAT Owner further represents that the FREGAT Owner does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of FREGAT Interests.

Section 5.8 Restrictions on Transfer.

Each FREGAT Owner understands that the shares of Common Stock have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by each FREGAT Owner from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, each FREGAT Owner shall furnish RSD with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to RSD. Each FREGAT Owner acknowledges that it is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

Section 5.9 Informed Investment.

Each FREGAT Owner has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon FREGAT for legal or tax advice related to this investment. In making its decision to acquire the Common Stock, each FREGAT Owner has not relied upon any information other than information contained in this Agreement and in the other Offering Documents.

Section 5.10 Access to Information.

Each FREGAT Owner acknowledges that it has had access to and has reviewed all documents and records relating to RSD, including, but not limited to, the RSD SEC Documents, that it has deemed necessary in order to make an informed investment decision with respect to an investment in RSD; that it has had the opportunity to ask representatives of RSD certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of RSD and has had any and all such questions and requests answered to its satisfaction; and that based on the foregoing it understands the risks and other considerations relating to an investment in RSD.

Section 5.11 Reliance on Representations.

Each FREGAT Owner understands that the shares of Common Stock are being offered and sold to it in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that RSD and FREGAT is relying in part upon the truth and accuracy of, and such FREGAT Owner's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such FREGAT Owner set forth herein in order to determine the availability of such exemptions and the eligibility of such FREGAT Owner to acquire the Common Stock. Each FREGAT Owner represents and warrants to RSD and FREGAT that any information the FREGAT Owner has heretofore furnished or furnishes herewith to RSD and FREGAT is complete and accurate, and further represents and warrants that it will notify and supply corrective information to RSD and FREGAT immediately upon the occurrence of any change therein occurring prior to FREGAT 's issuance of the Common Stock. Within five (5) days after receipt of a request from FREGAT, each FREGAT Owner will provide such information and such documents as may reasonably be necessary to comply with any and all laws and regulations to which FREGAT is subject.

Section 5.12 No General Solicitation.

Each FREGAT Owner is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 5.13 Representation by Counsel.

Each FREGAT Owner represents that it is represented by their own counsel in this transaction and that such counsel has carefully reviewed with it the terms and legal consequences of the Exchange and, in particular, the Tax consequences of the Exchange to such FREGAT Owner. FREGAT and each FREGAT Owner acknowledges and understands that Michael Paige PLLC, Counsel to Jackson & Campbell, P.C., Washington, D.C., acts as counsel to RSD. FREGAT and each FREGAT Owner also acknowledges and understands that, in connection with the Exchange contemplated by this Agreement and subsequent advice to and legal services performed for RSD, Michael Paige PLLC and Jackson & Campbell, P.C. and will not be representing FREGAT or the FREGAT Owners, but will be representing RSD.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1 Conduct of Businesses by Parties.

RSD and FREGAT agree that, between the date of this Agreement and the Closing Date, except as contemplated by any other provision of this Agreement, or unless the other party shall otherwise consent in writing:

(a) the businesses of RSD and FREGAT shall be conducted only in, and such parties shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(b) RSD and FREGAT shall use their reasonable best efforts to preserve substantially intact their respective business organizations, to keep available the services of their current officers, employees and consultants and to preserve the current relationships of RSD and FREGAT with customers, suppliers and other persons with which RSD or FREGAT, as the case may be, has significant business relations.

Section 6.2 Access to Information.

At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article IX, and in each case subject to Section 6.3 below, each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

Section 6.3 Confidentiality.

Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained. In the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

Section 6.4 Further Assurances.

Each of the parties hereto agrees to use its best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 6.5 Public Announcements.

RSD, the FREGAT Owners and FREGAT shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to RSD, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.

Section 6.6 Notification of Certain Matters.

Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

Section 6.7 Prohibition on Trading in RSD Securities.

All parties acknowledge that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to RSD from purchasing or selling securities of RSD, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RSD. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, the parties to this Agreement shall not purchase or sell any securities of RSD.

Section 6.8 Capital for RSD.

Immediately following the Closing Date, in conjunction with the Exchange, the FREGAT Owners shall cause FREGAT to contribute the sum of US$________________ to the capital of RSD.

Section 6.9 FREGAT Owners Right to Require “Spin-Off” by RSD of Formerly Owned Companies.

Following the Closing, Sergey Vilchenkov shall each have the right, on or before the third anniversary of the Closing Date, to require RSD to take the following actions: on thirty (30) days notice to the Board of Directors of RSD by such former RSD Shareholder, RSD shall initiate the regulatory filing process for clearance by the SEC of the spin-off ("Spin-Off") to its shareholders of the shares its FREGAT subsidiary as specified by one or more of such former FREGAT Owners, such distribution to be made being pro-rata as a dividend to the shareholders of RSD.   Upon SEC clearance, RSD shall proceed promptly with the Spin-Off, and from the date of the Spin-Off distribution, the business of the subsidiary or subsidiaries so spun off shall be operated as a separate reporting company under the Exchange Act by its management.  The management and former owners of FREGAT shall provide full cooperation to RSD in the SEC clearance process.  All expenses of the Spin-Off shall be borne equally by RSD and the subsidiary or subsidiaries to be spun off.

Section 6.10 FREGAT Owners Right to Repurchase Ownership of Formerly Owned Company.

Following the Closing Date, Sergey Vilchenkov shall have the right to repurchase  ownership of the particular company each such FREGAT Owner sold to FREGAT, i.e., FREGAT as follows: the Interests of FREGAT held by RSD may be repurchased by the FREGAT Owner that is the former owner of that subsidiary at any time in the first year following the Closing Date, at the option of such FREGAT Owner and on ninety (90) days notice to RSD, by the FREGAT Owner paying to RSD the value of that subsidiary, as such value is determined by the Board of Directors of RSD (RSD Common Stock may be retransfered to RSD by the FREGAT Owners as part of the consideration to repurchase the subsidiary, and any shares of Common Stock so retransferred shall be valued at market at the time of the repurchase).

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

Section 7.1 Conditions to Obligations of FREGAT and FREGAT Owners.

The obligations of FREGAT and FREGAT Owners to consummate the Exchange shall be subject to the fulfillment, or written waiver by FREGAT, at or prior to the Closing, of each of the following conditions:

(a) RSD shall have delivered to FREGAT each of the documents required by Section 2.2(a) of this Agreement;

(b) The representations and warranties of RSD set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(c) RSD shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by such parties on or prior to the Closing Date;

(d) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided herein shall have been obtained;

(e) FREGAT shall have completed a due diligence review of the business, operations, financial condition and prospects of RSD and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

(f) There has been no Material Adverse Effect on the business, condition or prospects of RSD until the Closing Date;

(g) RSD shall file if applicable with the SEC a Schedule 14(f)-l with respect to any change of control transactions described in this Agreement, and shall have caused the Schedule 14(f)01 to be mailed to each registered holder of its Common Stock;

(h) Holders of all of the FREGAT Interests shall have become party to the Exchange; and

(i) The outstanding shares of Common Stock of RSD prior to the Closing shall not exceed 92,735,800 shares.

Section 7.2 Conditions to Obligations of RSD.

The obligations of RSD to consummate the Exchange shall be subject to the fulfillment, or written waiver by RSD, at or prior to the Closing of each of the following conditions:

(a) FREGAT shall have delivered to RSD each of the documents required by Section 2.2(b) of this Agreement;

(b) The FREGAT Owners shall have delivered to RSD the documents required by Section 2.2(c) of this Agreement;

(c) The representations and warranties of FREGAT and the FREGAT Owners set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(d) FREGAT shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by FREGAT on or prior to the Closing Date;

(e) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided herein shall have been obtained;

(f) RSD shall have completed a due diligence review of the business, operations, financial condition and prospects of FREGAT and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

(g) There has been no Material Adverse Effect on the business, condition or prospects of FREGAT until the Closing Date;

(h) FREGAT shall have paid all of the costs and expenses of FREGAT associated with the transactions contemplated herein;

(i) Holders of at least 100% of FREGAT Interests shall have become party to the Exchange; and

(j) RSD, at its option, shall have received such opinions from FREGAT’s attorneys and auditors as may be reasonably required by RSD and its counsel.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by RSD.

(a) Notwithstanding any other indemnification provision hereunder, RSD (the "Indemnifying Party") shall indemnify and hold harmless FREGAT and its officers, directors and employees and each of the FREGAT Owners (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Indemnifying Party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Indemnifying Party, (iii) any misrepresentation made by the Indemnifying Party, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Indemnifying Party pursuant hereto or in connection with the Exchange, and (v) the operations and liabilities of RSD and/or any of its subsidiaries, whether known or unknown, arising out of any action, omission and/or period of time preceding the Closing Date, including but not limited to any taxes levied with respect to same.

Section 8.2 Indemnification by FREGAT.

(a) Notwithstanding any other indemnification provision hereunder, FREGAT  and the FREGAT  Owners (each, the "Indemnifying Party") shall, severally and jointly, indemnify and hold harmless RSD, its officers, directors, attorneys, accountants and employees (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Indemnifying Party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Indemnifying Party, or (iii) any misrepresentation made by the Indemnifying Party, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Indemnifying Party pursuant hereto or in connection with the Exchange.

Section 8.3 Indemnification Procedures.

(a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

(b) If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 8.1 hereof is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand. So long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel. If the Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article VIII; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c) The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial in respect of which indemnity is sought pursuant to this Article VIII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

(d) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations under this Article VIII in respect of a valid claim for indemnification hereunder that is not contested by FREGAT in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

Section 8.4 Indemnification Procedures for Non-Third Party Claims.

In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, FREGAT and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 10.11.

Section 8.5 Limitations on Indemnification.

No claim for indemnification under this Article VIII shall be asserted by, and no liability for such indemnify shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VIII from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

ARTICLE IX

TERMINATION

Section 9.1 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of RSD and FREGAT;

(b) by FREGAT, if the Closing shall not have occurred on or before December 31, 2009, or if any of the conditions to the Closing set forth in Section 10.1 shall have become incapable of fulfillment by December 31, 2009 and shall not have been waived in writing by FREGAT; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to FREGAT  if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by RSD, if the Closing shall not have occurred on or before December 31, 2009 or if any of the conditions to the Closing set forth in Section 7.2 shall have become incapable of fulfillment by December 31, 2009 and shall not have been waived in writing by RSD; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to RSD if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(d) by RSD or FREGAT  if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and nonappealable;

Section 9.2 Procedure and Effect of Termination.

In the event of termination of this Agreement pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto; provided that, if such termination shall result from the failure of or agreement in this of any representation a party to perform a covenant, obligation Agreement or from the breach by RSD, or FREGAT  or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 9.3, Section 9.5, Section 9.2, and Article 8 hereof and Article X shall survive the termination of this Agreement for any reason whatsoever.

ARTICLE X

MISCELLANEOUS

Section 10.1 Entire Agreement.

This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 10.2 Amendment and Modifications.

This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

Section 10.3 Extensions and Waivers.

At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

Section 10.4 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Article VIII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.5 Survival of Representations, Warranties and Covenants.

The representations and warranties contained herein shall survive the Closing and shall thereupon terminate June 30, 2010. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

Section 10.6 Headings; Definitions.

The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 10.7 Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

Section 10.8 Specific Performance.

The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Section 10.9 Notices.

All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section 10.9).

If to RSD:
Royal Style Design, Inc.
2561 Forsythe Road, Unit D
Orlando, FL 32807
Attn: Chief Executive Officer
Facsimile: 407 553 0064

If to FREGAT:
Fregat Ltd.
32 Amirkhana Prospect, apt.63
420132, Republic of Tatarstan, Novo-Savinovskiy, Saransk,
Attn: Chief Executive Officer
Fax: 7 843 5234271

Section 10.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws principles.

Section 10.11 Consent to Jurisdiction.

The parties shall in good faith attempt to resolve all disputes arising under this Agreement or by reason of the Exchange by discussion or mediation resulting in mutual agreement as to the manner of resolution of the particular dispute. Failing such resolution, the Federal courts of competent jurisdiction in the State of Florida shall have sole jurisdiction to resolve any disputes arising under this Agreement or by reason of the Exchange.  Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a federal court of competent jurisdiction the State of Florida and the parties hereto each consents to the jurisdiction of such a court.

Section 10.12 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 10.13 Certain Definitions. As used herein:
(a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

(b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business.

(c) "Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by FREGAT, on the one hand, or RSD, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(d) "Contract" shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(f) "GAAP" shall mean generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;

(g) "Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(h) "Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

(i) "Lien" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(j) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity;

(k) "Material Contract" shall mean any Contract, other than automotive loans and equipment and furniture leases entered into in the ordinary course of business, the liabilities or commitments associated therewith exceed, in the case of FREGAT, $50,000 individually or $100,000 in the aggregate;

(1) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(m) “RSD SEC Documents” shall mean all reports filed by RSD with the SEC under the Exchange Act.

(n) "SEC" shall mean the Securities and Exchange Commission;

(o) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(p) “FREGAT Acquisition Subsidiary” shall mean a 100% owned subsidiary corporation of RSD formed for the purpose of holding the FREGAT Interests.

(q) "Taxes" shall mean all taxes (whether U.S. federal, state, local or other non-U.S.) based upon or measured by income or gains from the sale of  property and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

(BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

ROYAL STYLE DESIGN, INC.

By:/s/ Richard Lloyd
Name: Richard Lloyd
Title: CEO

FREGAT, LTD.

By:/s/ Sergey Vilchenkov
Name: Sergey Vilchenkov
Title:

FREGAT OWNERS' COUNTERPART SIGNATURE PAGE [Signature page must be executed by each FREGAT OWNER]

/s/ Sergey Vilchenkov
Name: Sergey Vilchenkov

SCHEDULE I

Name of Owner	No. of Interests of FREGAT to be Exchanged	No. of Shares of RSD to be Received in Exchange

Sergey Vilchenkov	100%	203,698